Exhibit 99.1

DYNARESOURCE, INC.

 FOR IMMEDIATE RELEASE

DynaResource Promotes Dr. Jose Vargas Lugo to President of Mexican Operations, and

Appoints Mr. Keith W. Brogoitti as Vice President of Mexican Operations

Irving, Texas (May 15, 2013) OTCQB: DYNR – DynaResource, Inc. (“DynaUSA”, and “the Company”, ) is pleased to announce (A) the promotion of Dr. Jose Vargas Lugo to the position of President of Mexican Operations; and (B) the appointment of Mr. Keith W. Brogoitti to the position of Vice President of Mexican Operations. Dr. Vargas has 12 years experience working with the Company and its subsidiary companies in Mexico, and has been directly involved with the exploration and development of the San Jose de Gracia Project since 2002. Mr. Brogoitti has more than 30 year’s operational and managerial experience in mineral exploration, development, and production involving uranium, base metal and precious metal sectors of the mining industry. Mr. Brogoitti worked on the development of one of the first commercial gold/silver heap leach projects in Nevada.  He has held various management positions with Ivanhoe Mines Ltd., Newmont, Bema Gold and Compañía Minera Antamina. He has also worked as a technical consultant for Placer Dome, Noranda, Compañía Minera Antamina, Kennecott, Phelps Dodge, Asarco and BHP. Mr. Brogoitti has extensive international work experience in the Middle East, Asia and Central and South America.

Mr. K.D. Diepholz, Chairman-CEO of DynaUSA, said: “I would like to express my appreciation to Dr. Vargas for his hard work, loyalty and commitment proven to DynaResource and its subsidiaries in Mexico over the past 12 years. I am proud to receive the support and commitment from Dr. Vargas, and I expect him to lead the Company’s operations in Mexico with a priority focus towards the further development of the San Jose de Gracia Project.

Mr. Brogoitti brings significant industry and managerial experience and operational expertise to DynaUSA. I expect Mr. Brogoitti to work closely with Dr. Jose Vargas, as the Company and its subsidiaries in Mexico focus on the further development of the San Jose de Gracia Project.”

Dr. Vargas said: “I am proud and excited to continue to work under the direction of Mr. Diepholz, and I look forward to working with Mr. Brogoitti in advancing the San Jose de Gracia Project. I am fully committed to DynaUSA and Mr. Diepholz, and I have a real passion and dedication towards the further development of the San Jose de Gracia Project.”

Mr. Brogoitti said: “I recognize San Jose de Gracia as a top tier project, and I am pleased to receive the opportunity to work with Mr. Diepholz, Dr. Vargas, DynaUSA and its subsidiaries. I see significant short and long term potential at San Jose de Gracia and I am proud to be able to contribute to the further development of the San Jose de Gracia Property”.

San Jose de Gracia (“SJG”)

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The San Jose de Gracia District, covering 69,121 Hectares, is 100% owned by DynaResource de Mexico S.A. de C.V. (“DynaMexico”). DynaResource, Inc. (“DynaUSA”) currently holds 50% of the outstanding shares of DynaMexico and Goldgroup Resources Inc., a wholly owned subsidiary of Goldgroup Mining Inc. (“Goldgroup”) holds 50% of the outstanding shares of DynaMexico.

In excess of one million ounces gold was reportedly produced from the SJG District in the early 1900’s, originating from high grade gold veins, including approximately 470,000 Oz. gold reportedly produced from the La Purisima area of SJG at an average gold grade of 66.7 g/t. In June 2010, the SJG Project was recognized by the State of Sinaloa as the most significant Gold Project in the State for the year 2010.

Current NI 43-101 Technical Report for DynaMexico - SJG

DynaResource, Inc. received from DynaMexico on March 28, 2012 a National Instrument 43-101 (“NI 43-101”) compliant Technical Report for the San Jose de Gracia Project (the “2012 DynaMexico Luna-CAM SJG Technical Report”, the “Technical Report”), and approved by DynaMexico, the 100% owner of SJG. The 2012 DynaMexico Luna-CAM SJG Technical Report was prepared by Mr. Ramon Luna, BS, P.Geo., of Servicios y Proyectos Mineros, Hermosillo, Mexico, and a Qualified Person as defined under NI 43-101; and by Mr. Robert Sandefur, BS, MSc, P.E., a senior reserve analyst for Chlumsky, Armbrust & Meyer LLC, Lakewood, CO., and a Qualified Person as defined under NI 43-101. The 2012 DynaMexico Luna-CAM SJG Technical Report includes as Section Fourteen (14) a Mineral Resource Estimate for SJG as prepared by Mr. Sandefur (the “2012 DynaMexico-CAM SJG 43-101 Mineral Resource Estimate”, and, the “Mineral Resource Estimate”). The Company filed the Technical Report on SEDAR (www.sedar.com) on March 28, 2012.

The Company received from DynaMexico on December 31, 2012, an updated NI 43-101 compliant (“NI 43-101”) Technical Report for the San Jose de Gracia Project (the “Updated 2012 DynaMexico Luna-CAM SJG Technical Report, and the “Updated Technical Report”). The Updated Technical Report was approved by DynaMexico, and filed by the Company with SEDAR on December 31, 2012. (See previous news release of DynaResource, Inc. dated January 10, 2013.)

Current NI 43-101 Mineral Resource Estimate for SJG

The 2012 DynaMexico-CAM SJG Mineral Resource Estimate concentrates on four separate main vein systems at SJG: Tres Amigos, San Pablo, La Union, and La Purisima. The Mineral Resource Estimate includes Indicated Resources at: (1) Tres Amigos of 893,000 tonnes with an average grade of 4.46 g/t, totaling 128,000 Oz. Au; and (2) San Pablo of 1,308,000 tonnes with an average grade of 6.52 g/t, totaling 274,000 Oz. Au. The Mineral Resource Estimate also includes an Inferred Resource of 3,953,000 tonnes in aggregate for the four main vein systems, with an average grade of 5.83 g/t, totaling 741,000 Oz. Au. The Effective Date of the 2012 DynaMexico Luna-CAM SJG Technical Reports and including the 2012 DynaMexico-CAM SJG 43-101 Mineral Resource Estimate is February 6, 2012. The Mineral Resource Estimate is reported using a 2.0 g/t cut off grade for underground mining. As of the Effective Date of the Technical Reports and Mineral Resource Estimate, there is no economic assessment report completed for SJG so the precise cutoff grade for underground mining has not yet been determined.

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Mineral Resource and Classification for San Jose de Gracia Project (See Table Below)

SAN JOSE DE GRACIA TOTAL INDICATED RESOURCES
Au Cut Off (g/t)	Tonnes	Au g/t	Au TOZ	Ag g/t	Ag TOZ	Cu%	CuKg	Pb%	PbKg	Zn%	ZnKg
1.00	2,610,000	5.03	422,000	10.73	901,000	0.23	5,976,000	0.03	728,000	0.16	4,273,000
2.00	2,200,000	5.69	402,000	11.75	831,000	0.25	5,482,000	0.03	646,000	0.17	3,733,000
3.00	1,699,000	6.62	362,000	12.84	701,000	0.27	4,579,000	0.03	506,000	0.16	2,754,000
SAN JOSE DE GRACIA TOTAL INFERRED RESOURCES
1.00	5,681,000	4.50	822,000	8.66	1,581,000	0.15	8,611,000	0.03	1,599,000	0.15	8,456,000
2.00	3,953,000	5.83	741,000	10.11	1,285,000	0.18	7,193,000	0.03	1,283,000	0.17	6,776,000
3.00	2,757,000	7.28	646,000	10.97	972,000	0.19	5,126,000	0.04	1,021,000	0.19	5,227,000

(Due to rounding the numbers in the above may not check exactly. This is an estimate of in situ resources only and there is no assurance that any part of these resources can be converted to reserves. Grades are given to 2 decimals and contained metal to the nearest 000 for comparative purposes and do not imply this degree of accuracy.)

DynaUSA - DynaMexico

DynaUSA (the “Company”) is a Resource Investment and Management Company based in Irving, Texas, with a current focus on the SJG Project in Mexico, targeting growth in the defining and future production of predominately gold resources. The Company formed DynaMexico in March 2000 specifically for the purpose of acquiring and consolidating the SJG District; and it completed the consolidation of the entire SJG District to DynaMexico in 2003 (approx. 15 sq. km. at that time), * with the exception of the San Miguel Mining Concession (7 Hectares, for which DynaMexico is proceeding towards accomplishing the transfer of title to DynaMexico, under previously signed sale and purchase agreements). During the period 2003-2006, DynaMexico conducted Pilot Production operations at the San Pablo area of SJG, reporting production results of: 18,250 Oz. Gold sold; 42,000 tons mill feed; average feed grades of 15-20 g/t Gold; and, average production costs of less than $175./Oz.

Exclusive Operating Entity at San Jose de Gracia

Under agreement with DynaMéxico, Mineras de DynaResource SA de C.V. (“Mineras”) is named the exclusive operating entity at the SJG Project. DynaUSA owns 100% of Mineras.

DynaMexico – President Holding General Powers of Attorney

The Chairman-CEO of DynaUSA, who also serves as the President of DynaMéxico, holds broad powers of attorney (“POA’s”) for DynaMéxico which were granted and ratified by the shareholders of DynaMéxico, and which POA’s give the current President the same authorities as the body of the Board of Directors to act on behalf of DynaMéxico.

On behalf of the Board of Directors of DynaUSA,

K.D. DIEPHOLZ; DynaResource, Inc; Chairman/CEO

For further information on DynaUSA and DynaMéxico, please visit www.dynaresource.com or contact:

Brad J. Saulter, DynaUSA V.P. – Investor Relations
Telephone: 972-868-9066 K.D. Diepholz, DynaUSA - Chairman / CEO DynaResource de Mexico S.A. de C.V. - Presidente US. Telephone: 972-868-9066

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IMPORTANT CAUTIONARY NOTE REGARDING CANADIAN DISCLOSURE STANDARDS

The Company is an “OTC Reporting Issuer” as that term is defined in BC Instrument 51-509, Issuers Quoted in the U.S. Over-the-Counter Markets, promulgated by the British Columbia Securities Commission. Accordingly, certain disclosure in this news release or other disclosure provided by the Company has been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. In Canada, an issuer is required to provide technical information with respect to mineralization, including reserves and resources, if any, on its mineral exploration properties in accordance with Canadian requirements, which differ significantly from the requirements of the United States Securities and Exchange Commission (the “SEC”) applicable to registration statements and reports filed by United States companies pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. As such, information contained in this news release or other disclosure provided by the Company concerning descriptions of mineralization under Canadian standards may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements of the SEC and not subject to Canadian securities legislation. This news release or other disclosure provided by the Company may use the terms “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. While these terms are recognized and required by Canadian regulations (under National Instrument 43-101, Standards of Disclosure for Mineral Projects), the SEC does not recognize them. United States investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted to reserves. In addition, “inferred mineral resources” have a great amount of uncertainty as to their existence and economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities legislation, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, although they may form, in certain circumstances, the basis of a “preliminary economic assessment” as that term is defined in National Instrument 43-101, Standards of Disclosure for Mineral Projects. U.S. investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This News release contains forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Certain information contained in this news release, including any information relating to future financial or operating performance may be deemed “forward-looking”. All statements in this news release, other than statements of historical fact, that address events or developments that DynaResource expects to occur, are “forward-looking information”. These statements relate to future events or future performance and reflect the Company’s expectations regarding the future growth, results of operations, business prospects and opportunities of DynaResource. These forward-looking statements reflect the Company’s current internal projections, expectations or beliefs and are based on information currently available to DynaResource. In some cases forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Certain assumptions have been made regarding the Company’s plans at the San Jose de Gracia property. Many of these assumptions are based on factors and events that are not within the control of DynaResource and there is no assurance they will prove to be correct. Such factors include, without limitation: capital requirements, fluctuations in the international currency markets and in the rates of exchange of the currencies of the United States and Mexico; price volatility in the spot and forward markets for commodities; discrepancies between actual and estimated production, between actual and estimated reserves and resources and between actual and estimated metallurgical recoveries; changes in national and local governments in any country which DynaResource currently or may in the future carry on business; taxation; controls; regulations and political or economic developments in the countries in which DynaResource does or may carry on business; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses and permits, diminishing quantities or grades of reserves; competition; loss of key employees; additional funding requirements; actual results of current exploration or reclamation activities; changes in project parameters as plans continue to be refined; accidents; labor disputes; defective title to mineral claims or property or contests over claims to mineral properties. In addition, there are risks and hazards associated with the business of mineral exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance or inability to obtain insurance, to cover these risks) as well as those risks referenced in the Annual Report for DynaResource available at www.sec.gov. Forward-looking information is not a guarantee of future performance and actual results and future events could differ materially from those discussed in the forward-looking information. All of the forward-looking information contained in this news release is qualified by these cautionary statements. Although DynaResource believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. DynaResource expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise.

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